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                                                                     Exhibit 8.1

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                          August 6, 1998

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
DaimlerChrysler AG                             Daimler-Benz Aktiengesellschaft
Epplestrasse 225                               Epplestrasse 225
70567 Stuttgart, Germany                       70567 Stuttgart, Germany
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Ladies and Gentlemen:

    We have acted as counsel to DaimlerChrysler AG, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany ("DaimlerChrysler"), in connection with (i) the Chrysler Exchange, the Daimler-Benz Exchange Offer, and the Daimler-Benz Merger (collectively, the "Transactions"), as defined and described in the amended and restated Business Combination Agreement, dated as of May 7, 1998, among Daimler-Benz Aktiengesellschaft, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany ("Daimler-Benz"), Chrysler Corporation, a Delaware corporation ("Chrysler"), and DaimlerChrysler, which was formerly known as Oppenheim Aktiengesellschaft (the "Agreement"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 6, 1998 (the "Registration Statement"), which includes the proxy statement of Chrysler and the prospectus of DaimlerChrysler (together, the "Proxy Statement/Prospectus") and the Offering Circular-Prospectus of DaimlerChrysler (the "Offering Circular-Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement.

    In connection with this opinion, we have examined the Agreement, the Proxy Statement/Prospectus, the Offering Circular-Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Transactions that have come to our attention during our engagement and (ii) that the Transactions will be consummated in the manner described in the Agreement, the Proxy Statement/Prospectus, and the Offering Circular-Prospectus.

    Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in each of the Proxy Statement/Prospectus and the Offering Circular-Prospectus under the headings "THE TRANSACTIONS -- Certain Tax Consequences -- United States Federal Income Tax Consequences of the Transactions -- Consequences of the Daimler-Benz Exchange Offer to U.S. Holders" and "THE TRANSACTIONS -- Certain Tax Consequences -- United States Federal Income Tax Consequences of the Transactions -- Consequences of the Daimler-Benz Merger to U.S. Holders" (the "Discussion"), we hereby confirm the opinions of Skadden, Arps, Slate, Meagher & Flom LLP set forth in the Discussion. We express no opinion as to whether the Discussion addresses all of the United States federal income tax consequences of the Transactions. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

    In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or
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(ii) in any information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

    This letter is furnished to you solely for use in connection with the Transactions, as described in the Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "SUMMARY -- The Transactions -- United States Federal Income Tax Consequences of the Transactions," "THE TRANSACTIONS -- Certain Tax Consequences -- United States Federal Income Tax Consequences of the Transactions," "THE COMBINATION AGREEMENT -- Conditions to Closing," and "LEGAL MATTERS" in the Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom LLP

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